EXHIBIT 10.(iii)

 OPTION AGREEMENT

          THIS OPTION AGREEMENT (this "Agreement"), dated as of July 25, 1995, is by and between GOLDEN ISLES FINANCIAL HOLDINGS, INC., a Georgia corporation (the "Company"), and ______, (the "Optionee").

          WHEREAS, the Board of Directors of the Company has determined that the Optionee is to be granted under the Company's 1995 Stock Option Plan (the "Plan"), on the terms and conditions set forth herein, an option (the "Option") to purchase a specified number of shares of the common stock, no par value, of the Company (the "Common Stock").

          NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

          1. Grant of Option: Number of Shares and Option Price. The Option is for up to _____________________ (_______) shares of Common Stock (the "Option Shares") at a price of $6.50 per share, which price is an amount believed by the Company to be equal to the Fair Market Value (as defined in the Plan) of a share of the Common Stock as of the date of grant. The Option is intended to constitute an Incentive Stock Option, as defined in the Plan and as contemplated by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Option is granted pursuant to the Plan and is subject to the terms and conditions thereof, which are incorporated herein by this reference. To the extent any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall govern. The Participant hereby acknowledges receipt of, or access to, a copy of the Plan. Capitalized terms used in this Agreement if not otherwise defined herein shall have the meanings given them in the Plan.

          2.   Period of Option and Conditions of Exercise.  (a)  The
Option shall be considered granted as of the date hereof (the "Option Date"). The Option shall terminate on the earliest of (i) the date that falls ten (10) years after the Option Date or (ii) the date specified in Section 4 hereof (in either case, the "Expiration Date"). Upon the Expiration Date, the Optionee shall no longer be entitled to exercise the Option.

          (b) The Option may be exercised with respect to [the number of Option Shares and at such time or times indicated on the vesting schedule contained in Exhibit "A" hereto][or -- set forth the vesting schedule in this paragraph]. Once the Option is exercisable with respect to a number of Option Shares, the Optionee may exercise the Option at any time and from time to time with respect to all or part of those Option Shares. Notwithstanding the vesting schedule set forth [in Exhibit A -- or, above], the Option may be immediately exercised with respect to all Option Shares subject thereto immediately prior to the closing of: (1) any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity, whether or not provision is made for assumption or substitution of comparable stock options, other than a transaction where the holders of all of the Company's securities before the transaction own substantially all of the securities of the surviving entity in the transaction (e.g., a merger to change domicile would not trigger acceleration of vesting); (2) the Company's sale of all or substantially all of its assets, or liquidation of all or substantially all of its assets; or (3) the sale or transfer of more than 51% of the voting securities of the Company to persons or entities (including affiliates of such persons or entities) who are not affiliated with persons or entities who previously held at least 51% of the equity securities of the Company. If requested by the Company, the Optionee shall deliver this Agreement to the Secretary of the Company at the time of exercise of the Option so that a notation may be made in this Agreement as to such exercise. After such notation has been made, this Agreement shall then be returned to the Optionee.

          (c) To exercise the Option, the Optionee must deliver to the Secretary of the Company at its corporate headquarters the Notice of Exercise attached as the Exhibit to this Agreement together with payment of the aggregate exercise price in the manner permitted by the Plan.

          (d) The Optionee shall not be deemed to be a holder of any Option Shares following the exercise of the Option until the full exercise price for such shares has been paid and a stock certificate has been issued and delivered for such shares.

          3. Adjustment in Number of Shares. The number of Option Shares shall be subject to adjustment for stock dividends, stock splits, or similar corporate change involving the Common Stock to the extent set forth in Section
1.12 of the Plan.

          4.   Termination of Employment.

     (a) Except as provided in this Section 4, the Option may not be exercised after the Optionee has ceased to be employed by the Company or by one of its subsidiaries (the Company and its subsidiaries, as that term is defined in Section 425(f) of the Code, are referred to in this Section together as the "Company"), including by reason of death or disability. If the Optionee ceases to be employed by the Company other than by reason of

     (1)  Optionee's death or disability, or

     (2) Optionee's voluntary termination of his or her employment without the Company's consent, or

     (3) the Company's termination of Optionee's employment for "good cause,"

then the Option may be exercised at any time within three (3) months after the termination of his or her employment. As used in this Agreement, termination for "good cause" shall mean discharge by reason of dishonesty, fraud, gross neglect of duty, gross misfeasance in office, intentional damage to important interests of the Company, commission of a felony or any other act of moral turpitude, or commission of any other act materially detrimental to the interests of the Company that the Optionee knew or should have known would have such effect, all as determined by the Board of Directors or the Committee in good faith based on such evidence as it deems necessary for such purpose.

     (b) If the Optionee ceases to be employed by the Company by reason of his or her death or disability (within the meaning of Section 22(e)(3) of the Code), then the Option may be exercised (including by the person or persons to whom such right passes pursuant to Section 5) at any time within twelve (12) months after the termination of his or her employment, but only with respect to Option Shares with respect to which the Option was exercisable at the time employment ceased.

     (c) If the Optionee ceases to be employed by the Company by reason of Optionee's voluntary termination of his or her employment without the Company's consent, or the Company's termination of Optionee's employment for "good cause," then immediately upon such termination the Option shall cease to be exercisable.

          5. Option Not Transferable. The Option is not transferable other than by will or under the laws of descent and distribution. During the lifetime of the Optionee, the Option may be exercised only by the Optionee.

          6. Investment Representations. (a) The Optionee acknowledges that the Option and the Option Shares obtainable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under applicable state securities laws.

          (b) The Optionee acknowledges that, prior to the issuance of the Option Shares, the Company may delay the delivery of certificates for the Option Shares for such time as the Company deems necessary or desirable to enable the Company to comply with (i) the listing requirements of any exchange upon which the Option Shares may be listed; (ii) the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, or any rules or regulations of the Securities and Exchange Commission promulgated thereunder; or (iii) the requirements of applicable state laws relating to authorization, issuance or sale of such securities. The Optionee shall provide such information as the Company deems necessary or desirable to secure such compliance.

          7. Legends. The share certificates evidencing the Option Shares may contain such legends as may be desirable or required in keeping with applicable state corporation and securities laws.

          8. Holding Period for Option Shares. (a) Optionee acknowledges that he or she will have ordinary taxable income if there is a disposition of shares of the Common Stock received pursuant to the exercise of this Option within two years of the Option Date or within one year from the date on which the shares were issued pursuant to his or her Notice of Exercise as set forth in Section 2 hereof.

          (b) Optionee agrees that he or she will notify the Company in writing of any disposition that occurs during either of the two aforementioned holding periods. Such notice shall include the date of the disposition, the number of shares disposed of, and the price per share received, and shall be made within thirty days of the disposition. In the event the Company shall at that time believe that, under applicable regulations or practice, it is required to deliver to the Internal Revenue Service federal income withholding taxes, in order to ensure its entitlement to a deduction (for the purposes of the Company's federal income tax liability) relating to such premature disposition, Optionee shall be obligated to pay the amount of such withholding taxes (as determined by the Company) to the Company either by Optionee's check delivered to the Company within five days after the Company has notified Optionee of the amount of the withholding tax obligation or by deductions from Optionee's future compensation on a schedule satisfactory to the Company.

          9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered by personal delivery, by facsimile transmission or by mail, to the following address:

     To Optionee:        _________________________
                    _________________________
                    _________________________
                    _________________________

     To the Company:     Golden Isles Financial Holdings, Inc.
                    200 Plantation Chase
                    St. Simons Island, GA 31522

or at such other address or facsimile number as the parties hereto shall have last designated by notice to the other party. Any notice given by personal delivery or mail shall be deemed to have been delivered on the date of receipt of such delivery at such address; and any notice given by facsimile transmission shall be deemed to have been delivered on the date of transmission if received during business hours on a business day, or the next business day after transmission if received after business hours on a business day or at any time on a non-business day.

          10. Failure to Enforce Not a Waiver. The failure of the Company or the Optionee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provisions or of any other provision hereof.

          11. Amendments. This Agreement may be amended or modified only by an instrument in writing signed by the Optionee and an authorized representative of the Company. Except as provided in Section 13, no third party shall be entitled to claim the benefit of or enforce this Agreement.

          12. Governing Law. This Agreement has been entered into, and shall be governed by and construed according to the laws of, the State of Georgia, without regard to the conflicts of law rules thereof.

          13. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding on, the successors and assigns of the Company, and such persons as may be permitted to succeed to the rights of the Optionee hereunder with respect to the Option and the Option Shares. The parties shall take such steps as reasonably may be necessary, including but not limited to the execution and delivery of an agreement to replace this Agreement, to give effect to the provisions of this Section 13 in a way that the relative benefits and obligations of the parties (and their successors and assigns) under this Agreement are preserved as closely as possible.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
                              GOLDEN ISLES FINANCIAL HOLDINGS, INC.

                              By:
(Optionee)                      Gregory S. Junkin
                                Chairman and Chief Executive Officer

 EXHIBIT

                    Notice of Exercise of Stock Options

To Golden Isles Financial Holdings, Inc.:

          I hereby elect to purchase __ shares of common stock, no par value ("Common Stock"), of Golden Isles Financial Holdings, Inc. (the "Company") in accordance with the option ("Option") granted to me on __________, 199__ under the Option Agreement between the Company and me, dated as of the same date (the "Option Agreement"). Enclosed is payment in full of the exercise price for such shares, calculated in accordance with the terms of the Company's 1995 Stock Option Plan, consisting of a check in the amount of $______________.

          In the event any of the options being hereby exercised are not Incentive Stock Options as of the date hereof, then also accompanying this Notice is my check in the amount of $____________, in payment of federal and state income withholding and employment taxes applicable to this exercise.
The amount of such payment is based on advice received from appropriate officials of the Company responsible for the administration of its payroll and employment tax obligations.

          I hereby represent and warrant that my exercise of the Option is in compliance with the terms and conditions set forth in the Option Agreement. I further acknowledge and agree that the shares so purchased shall remain subject to the applicable terms and conditions set forth in the Option Agreement.

          I hereby represent and warrant that I am purchasing the shares for my own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the shares except in compliance with all Federal and applicable state securities laws.

          I am fully aware of (i) the highly speculative nature of the investment in the shares; (ii) the financial risks involved; and (iii) the possible lack of liquidity of the investment. I am capable of evaluating the merits and risks of this investment, I have the ability to protect my own interests in this transaction, and I am financially capable of bearing a total loss of this investment.

          I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the shares. I have sought such tax counsel as I have deemed necessary, and I am not relying on the Company for any tax advice.


     Date:  _______________________        ______________________________
                                            Optionee
                                            (Print Name):